UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2005

AMERICAN POWER CONVERSION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-12432 (Commission File Number)	04–2722013 (I.R.S. Employer Identification No.)

132 Fairgrounds Road, West Kingston, Rhode Island (Address of Principal Executive Offices)	02892 (Zip Code)

Registrant’s telephone number, including area code:  (401) 789–5735

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 1.01     Entry into a Material Definitive Agreement.

         On June 30, 2005, each of the non-employee members of the Board of Directors (the “Non-Employee Directors”) of American Power Conversion Corporation (the “Company”) was awarded 4,000 restricted stock units (“Units”) under the Company’s 2004 Long Term Incentive Plan. The Units were awarded automatically pursuant to a policy adopted by the Board of Directors under which each Non-Employee Director is to be awarded 4,000 Units, or the equivalent, on June 30 of each year.

         The following Non-Employee Directors were awarded Units, subject to certain conditions as described further below:

Name	Title or Position	Number of Units

Ervin F. Lyon	Director	4,000
James D. Gerson	Director	4,000
John G. Kassakian	Director	4,000
John F. Keane, Sr.	Director	4,000
Ellen B. Richstone	Director	4,000

         Each Unit entitles the recipient to receive one share of the Company’s common stock. The Units will vest, and the underlying common stock will concurrently issue, ratably over four years, whereby one-fourth of the shares will vest on each of June 30, 2006, June 30, 2007, June 30, 2008 and June 30, 2009. Future awards under the policy will also vest ratably over four years.

         All Units are subject to forfeiture of the unvested portion if the recipient’s service relationship with the Company terminates. When the shares underlying the Units are issued, they will be fully vested and will not be subject to any restrictions, other than any applicable securities laws.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER CONVERSION CORPORATION

Date: July 1, 2005	By:	/s/ Jeffrey J. Giguere

Jeffrey J. Giguere Vice President & General Counsel